Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2021 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.20 PER SHARE

ARLINGTON, Texas (Business Wire) - July 22, 2021

Fiscal 2021 Third Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 78% to $3.06
•Net income attributable to D.R. Horton increased 77% to $1.1 billion
•Consolidated revenues increased 35% to $7.3 billion
•Consolidated pre-tax income increased 81% to $1.4 billion
•Consolidated pre-tax profit margin improved 490 basis points to 19.4%
•Homes closed increased 35% in value to $7.0 billion on 21,588 homes closed
•Net sales orders increased 2% in value to $6.4 billion on 17,952 homes sold
•Repurchased 2.6 million shares of common stock for $241.2 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its third fiscal quarter ended June 30, 2021 increased 78% to $3.06 per diluted share compared to $1.72 per diluted share in the same quarter of fiscal 2020. Net income attributable to D.R. Horton in the third quarter of fiscal 2021 increased 77% to $1.1 billion compared to $630.7 million in the same quarter of fiscal 2020. Homebuilding revenue for the third quarter of fiscal 2021 increased 35% to $7.1 billion from $5.2 billion in the same quarter of fiscal 2020. Homes closed in the quarter increased 22% to 21,588 homes compared to 17,642 homes closed in the same quarter of fiscal 2020.

For the nine months ended June 30, 2021, net income per common share attributable to D.R. Horton increased 85% to $7.73 per diluted share compared to $4.17 per diluted share in the same period of fiscal 2020. Net income attributable to D.R. Horton for the nine months ended June 30, 2021 increased 84% to $2.8 billion compared to $1.5 billion in the same period of fiscal 2020. Homebuilding revenue for the first nine months of fiscal 2021 increased 41% to $19.0 billion from $13.5 billion in the same period of fiscal 2020. Homes closed in the first nine months of fiscal 2021 increased 33% to 60,028 homes compared to 45,140 homes closed in the same period of fiscal 2020.

Net sales orders for the third quarter ended June 30, 2021 decreased 17% to 17,952 homes and increased 2% in value to $6.4 billion compared to 21,519 homes and $6.3 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2021 was 17% compared to 22% in the prior year quarter. Net sales orders for the first nine months of fiscal 2021 increased 20% to 65,429 homes and 33% in value to $21.7 billion compared to 54,732 homes and $16.3 billion in the same period of fiscal 2020. The Company's sales order backlog of homes under contract at June 30, 2021 increased 39% to 32,209 homes and 57% in value to $11.0 billion compared to 23,205 homes and $7.0 billion at June 30, 2020.

At June 30, 2021, the Company had 47,300 homes in inventory, of which 15,400 were unsold. 500 of the Company’s unsold homes at June 30, 2021 were completed. The Company’s homebuilding land and lot portfolio totaled 517,100 lots at the end of the quarter, of which 24% were owned and 76% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 29.5% for the trailing twelve months ended June 30, 2021, and homebuilding return on inventory (ROI) was 34.9% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the third quarter with $1.7 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $3.7 billion. Homebuilding debt at June 30, 2021 totaled $2.6 billion. The Company’s homebuilding debt to total capital ratio at June 30, 2021 was 16.0%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered outstanding results in the third fiscal quarter of 2021, highlighted by EPS increasing 78% to $3.06 per diluted share. Our consolidated pre-tax income increased 81% to $1.4 billion on a 35% increase in revenues to $7.3 billion and a 490 basis point increase in our pre-tax profit margin to 19.4%. These results reflect our experienced teams and production capabilities, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“Housing market conditions remain very robust, with homebuyer demand exceeding our current capacity to deliver homes across all of our markets. As our top priority is to consistently fulfill our commitments to our homebuyers, we have slowed our home sales pace to more closely align to our current production levels, while building out the infrastructure needed to support a higher level of home starts. We are also selling homes later in the construction cycle when we can better ensure the certainty of the home close date for our homebuyers. After starting 22,600 homes during the quarter, our homes in inventory at June 30, 2021 increased 44% from a year ago to 47,300 homes, positioning us to finish fiscal 2021 strong and produce double-digit volume growth in fiscal 2022.

“We remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first nine months of fiscal 2021, D.R. Horton is updating its fiscal 2021 guidance as follows:
•Consolidated revenues of $27.6 billion to $28.1 billion
•Homes closed between 83,000 homes and 84,500 homes
•Outstanding share count at the end of fiscal 2021 approximately 2% lower than at the end of fiscal 2020

The Company plans to also provide guidance for its fourth quarter of fiscal 2021 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 55 markets and 22 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the third quarter ended June 30, 2021, Forestar sold 3,858 lots and generated $312.9 million of revenue compared to 2,023 lots and $177.9 million of revenue in the prior year quarter. For the nine months ended June 30, 2021, Forestar sold 11,013 lots and generated $907.1 million of revenue compared to 6,396 lots and $584.3 million of revenue in the prior year nine month period.

Forestar’s pre-tax income in the third quarter of fiscal 2021 increased 105% to $21.1 million with a pre-tax profit margin of 6.7% compared to $10.3 million of pre-tax income and a 5.8% pre-tax profit margin in the same quarter of fiscal 2020. For the nine months ended June 30, 2021, Forestar’s pre-tax income increased 91% to $87.9 million with a pre-tax profit margin of 9.7% compared to $46.1 million of pre-tax income and a 7.9% pre-tax profit margin in the same period of fiscal 2020. The results for both the three and nine months ended June 30, 2021 include an $18.1 million pre-tax loss on extinguishment of debt related to the redemption of Forestar’s 8.0% senior notes due 2024 in May 2021.

Financial Services
For the third quarter ended June 30, 2021, financial services revenues increased 20% to $188.7 million compared to $156.6 million. Financial services pre-tax income increased 2% to $70.3 million with a pre-tax profit margin of 37.3% compared to $68.8 million of pre-tax income and a 43.9% pre-tax profit margin in the prior year quarter. For the nine months ended June 30, 2021, financial services revenues increased 65% to $601.1 million compared to $364.0 million. Financial services pre-tax income increased 111% to $262.1 million with a pre-tax profit margin of 43.6% compared to $124.0 million of pre-tax income and a 34.1% pre-tax profit margin in the prior year nine month period.

Multi-Family Rental Operations
At June 30, 2021, the Company’s multi-family rental operations had eleven projects under active construction and four projects that were substantially complete and in the lease-up phase. These 15 projects represent 4,540 multi-family units. There were no multi-family rental properties sold during the quarter or nine months ended June 30, 2021. At June 30, 2021, the consolidated balance sheet included $458.3 million of assets related to multi-family rental operations, which included $436.3 million of rental properties recorded as inventory. These operations are reported in Other in the Company’s segment information following the consolidated financials.

Single-Family Rental Operations
During fiscal 2020, the Company began constructing and leasing homes as income-producing single-family rental communities. After a rental community is constructed and achieves a stabilized level of leased occupancy, the Company generally markets the community for a bulk sale of homes. During the third quarter of fiscal 2021, the Company completed its second single-family rental property sale for $23.1 million in revenues and $11.4 million of gross profit. At June 30, 2021, the Company’s homebuilding inventory included $303.1 million of assets related to 44 single-family rental communities. At June 30, 2021, the Company’s single-family rental platform included 2,340 homes and finished lots, of which 680 homes were completed. These operations are reported in Homebuilding in the Company’s segment information following the consolidated financials.

Rental Operations Reporting
During the third quarter of fiscal 2021, the Company changed the presentation of its single- and multi-family rental operations in its consolidated financial statements. Bulk sales of rental properties are now presented as revenues and cost of sales, rental assets previously recorded as property and equipment have been reclassified to inventory, and related cash flows for the single- and multi-family rental operations are now included in operating activities. Prior to the third quarter of fiscal 2021, bulk sales of rental properties were presented on a net basis as a gain on sale of assets, and the majority of the cash flow activities were included in investing activities. This change in presentation was implemented as a result of the Company’s change in strategic focus during the third quarter of fiscal 2021, which included increased levels of activity in the current quarter and plans for future investment in the Company’s single- and multi-family rental operations. This presentation was effected on a prospective basis beginning in the third quarter of fiscal 2021.

Dividends
During the third quarter of fiscal 2021, the Company paid cash dividends of $72.1 million, for a total of $217.7 million of dividends paid during the nine months ended June 30, 2021. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.20 per common share that is payable on August 17, 2021 to stockholders of record on August 10, 2021.

Share Repurchases
The Company repurchased 2.6 million shares of common stock for $241.2 million during the third quarter of fiscal 2021, for a total of 8.1 million shares of common stock for $661.4 million during the nine months ended June 30, 2021. The Company’s remaining stock repurchase authorization at June 30, 2021 was $758.8 million.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, July 22) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 96 markets in 30 states across the United States and closed 80,276 homes in the twelve-month period ended June 30, 2021. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that as our top priority is to consistently fulfill our commitments to our homebuyers, we have slowed our home sales pace to more closely align to our current production levels, while building out the infrastructure needed to support a higher level of home starts; we are also selling homes later in the construction cycle when we can better ensure the certainty of the home close date for our homebuyers; and that after starting 22,600 homes during the quarter, our homes in inventory at June 30, 2021 increased 44% from a year ago to 47,300 homes, positioning us to finish fiscal 2021 strong and produce double-digit volume growth in fiscal 2022. The forward-looking statements also include that we remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share; our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility; we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis; and all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the homebuilding, lot development and financial services industries; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2021	September 30, 2020
	(In millions)
ASSETS
Cash and cash equivalents	$1,942.7	$3,018.5
Restricted cash	26.4	21.6
Total cash, cash equivalents and restricted cash	1,969.1	3,040.1
Inventories:
Construction in progress and finished homes	7,744.1	5,984.1
Residential land and lots — developed, under development, held for development and held for sale	7,545.3	6,253.3
Rental properties	722.3	—
Total inventory	16,011.7	12,237.4
Mortgage loans held for sale	1,644.1	1,529.0
Deferred income taxes, net of valuation allowance of $7.3 million and $7.5 million at June 30, 2021 and September 30, 2020, respectively	147.1	144.9
Property and equipment, net	367.0	683.7
Other assets	1,491.0	1,113.7
Goodwill	163.5	163.5
Total assets	$21,793.5	$18,912.3
LIABILITIES
Accounts payable	$1,250.9	$900.5
Accrued expenses and other liabilities	2,001.3	1,607.0
Notes payable	4,416.3	4,283.3
Total liabilities	7,668.5	6,790.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 396,959,567 shares issued and 358,124,810 shares outstanding at June 30, 2021 and 394,741,349 shares issued and 363,999,982 shares outstanding at September 30, 2020	4.0	3.9
Additional paid-in capital	3,246.0	3,240.9
Retained earnings	12,376.9	9,757.8
Treasury stock, 38,834,757 shares and 30,741,367 shares at June 30, 2021 and September 30, 2020, respectively, at cost	(1,824.0)	(1,162.6)
Stockholders’ equity	13,802.9	11,840.0
Noncontrolling interests	322.1	281.5
Total equity	14,125.0	12,121.5
Total liabilities and equity	$21,793.5	$18,912.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
	(In millions, except per share data)
Revenues	$7,284.6	$5,390.0	$19,664.9	$13,910.8
Cost of sales	5,212.6	4,084.7	14,196.0	10,619.7
Selling, general and administrative expense	655.7	527.5	1,863.2	1,450.1
Gain on sale of assets	—	—	(14.0)	(59.5)
Loss on extinguishment of debt	18.1	—	18.1	—
Other (income) expense	(17.4)	(4.6)	(28.2)	(26.4)
Income before income taxes	1,415.6	782.4	3,629.8	1,926.9
Income tax expense	299.1	149.5	784.1	377.6
Net income	1,116.5	632.9	2,845.7	1,549.3
Net income attributable to noncontrolling interests	1.0	2.2	8.9	4.6
Net income attributable to D.R. Horton, Inc.	$1,115.5	$630.7	$2,836.8	$1,544.7

Basic net income per common share attributable to D.R. Horton, Inc.	$3.10	$1.73	$7.83	$4.22
Weighted average number of common shares	359.7	363.8	362.2	366.0

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.06	$1.72	$7.73	$4.17
Adjusted weighted average number of common shares	364.0	367.7	367.1	370.4

Other Consolidated Financial Data
Interest charged to cost of sales	$35.4	$32.8	$102.8	$87.7
Depreciation and amortization	$17.4	$18.6	$56.7	$57.4
Interest incurred	$37.7	$38.0	$116.0	$113.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2021	2020
	(In millions)
OPERATING ACTIVITIES
Net income	$2,845.7	$1,549.3
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	56.7	57.4
Amortization of discounts and fees	6.9	7.8
Stock-based compensation expense	69.7	59.2
Equity in earnings of unconsolidated entities	(1.0)	(0.6)
Deferred income taxes	(2.1)	1.0
Inventory and land option charges	17.6	17.8
Gain on sale of assets	(14.0)	(59.5)
Loss on extinguishment of debt	18.1	—
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(1,739.7)	(602.3)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,349.8)	(361.9)
Increase in rental properties	(196.0)	—
Increase in other assets	(367.2)	(62.2)
Net increase in mortgage loans held for sale	(115.1)	(430.7)
Increase in accounts payable, accrued expenses and other liabilities	735.7	413.6
Net cash (used in) provided by operating activities	(34.5)	588.9
INVESTING ACTIVITIES
Expenditures for property and equipment	(46.0)	(66.8)
Proceeds from sale of assets	37.6	129.8
Expenditures related to rental properties	(173.9)	(153.6)
Return of investment in unconsolidated entities	2.2	2.4
Net principal increase of other mortgage loans and real estate owned	(2.4)	(3.7)
Payments related to business acquisitions	(24.4)	(8.5)
Net cash used in investing activities	(206.9)	(100.4)
FINANCING ACTIVITIES
Proceeds from notes payable	914.1	2,346.3
Repayment of notes payable	(792.8)	(1,679.5)
(Payments) advances on mortgage repurchase facility, net	(39.0)	284.0
Proceeds from stock associated with certain employee benefit plans	15.5	15.0
Cash paid for shares withheld for taxes	(78.5)	(38.2)
Cash dividends paid	(217.7)	(192.3)
Repurchases of common stock	(661.4)	(360.4)
Distributions to noncontrolling interests, net	(0.1)	(0.7)
Net proceeds from issuance of Forestar common stock	32.6	—
Other financing activities	(2.3)	(4.0)
Net cash (used in) provided by financing activities	(829.6)	370.2
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,071.0)	858.7
Cash, cash equivalents and restricted cash at beginning of period	3,040.1	1,514.0
Cash, cash equivalents and restricted cash at end of period	$1,969.1	$2,372.7

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,673.8	$116.0	$101.1	$51.8	$—	$1,942.7
Restricted cash	11.5	—	14.6	0.3	—	26.4
Inventories:
Construction in progress and finished homes	7,837.8	—	—	—	(93.7)	7,744.1
Residential land and lots	5,729.3	1,861.4	—	—	(45.4)	7,545.3
Rental properties	303.1	—	—	436.3	(17.1)	722.3
	13,870.2	1,861.4	—	436.3	(156.2)	16,011.7
Mortgage loans held for sale	—	—	1,644.1	—	—	1,644.1
Deferred income taxes, net	152.5	—	—	—	(5.4)	147.1
Property and equipment, net	280.3	2.2	3.4	81.1	—	367.0
Other assets	1,381.5	35.4	122.6	62.7	(111.2)	1,491.0
Goodwill	134.3	—	—	—	29.2	163.5
	$17,504.1	$2,015.0	$1,885.8	$632.2	$(243.6)	$21,793.5
Liabilities
Accounts payable	$1,171.1	$45.6	$—	$34.2	$—	$1,250.9
Accrued expenses and other liabilities	1,773.5	294.9	90.7	14.2	(172.0)	2,001.3
Notes payable	2,620.0	704.1	1,093.6	—	(1.4)	4,416.3
	$5,564.6	$1,044.6	$1,184.3	$48.4	$(173.4)	$7,668.5
___________________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,551.1	$394.3	$55.6	$17.5	$—	$3,018.5
Restricted cash	9.5	—	11.9	0.2	—	21.6
Inventories:
Construction in progress and finished homes	6,037.5	—	—	—	(53.4)	5,984.1
Residential land and lots	4,977.5	1,309.7	—	—	(33.9)	6,253.3
	11,015.0	1,309.7	—	—	(87.3)	12,237.4
Mortgage loans held for sale	—	—	1,529.0	—	—	1,529.0
Deferred income taxes, net	142.3	—	—	—	2.6	144.9
Property and equipment, net	372.8	1.1	3.9	308.9	(3.0)	683.7
Other assets	996.4	34.8	125.8	52.8	(96.1)	1,113.7
Goodwill	134.3	—	—	—	29.2	163.5
	$15,221.4	$1,739.9	$1,726.2	$379.4	$(154.6)	$18,912.3
Liabilities
Accounts payable	$859.3	$29.2	$—	$12.0	$—	$900.5
Accrued expenses and other liabilities	1,438.3	197.8	86.8	12.2	(128.1)	1,607.0
Notes payable	2,514.4	641.1	1,132.6	—	(4.8)	4,283.3
	$4,812.0	$868.1	$1,219.4	$24.2	$(132.9)	$6,790.8
___________________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$7,040.1	$—	$—	$—	$—	$7,040.1
Land/lot sales and other	30.2	312.9	—	15.9	(303.2)	55.8
Financial services	—	—	188.7	—	—	188.7
	7,070.3	312.9	188.7	15.9	(303.2)	7,284.6
Cost of sales
Home sales (3)	5,219.2	—	—	—	(40.0)	5,179.2
Land/lot sales and other	14.4	256.4	—	—	(243.0)	27.8
Inventory and land option charges	4.9	0.7	—	—	—	5.6
	5,238.5	257.1	—	—	(283.0)	5,212.6
Selling, general and administrative expense	502.0	16.9	127.0	9.6	0.2	655.7
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(7.1)	(0.3)	(8.6)	(1.4)	—	(17.4)
Income before income taxes	$1,336.9	$21.1	$70.3	$7.7	$(20.4)	$1,415.6

	Nine Months Ended June 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$18,909.2	$—	$—	$—	$—	$18,909.2
Land/lot sales and other	67.4	907.1	—	45.9	(865.8)	154.6
Financial services	—	—	601.1	—	—	601.1
	18,976.6	907.1	601.1	45.9	(865.8)	19,664.9
Cost of sales
Home sales (3)	14,196.3	—	—	—	(103.3)	14,093.0
Land/lot sales and other	40.9	752.2	—	—	(707.7)	85.4
Inventory and land option charges	16.0	1.6	—	—	—	17.6
	14,253.2	753.8	—	—	(811.0)	14,196.0
Selling, general and administrative expense	1,422.7	48.7	360.4	30.9	0.5	1,863.2
Gain on sale of assets	(13.1)	—	—	(0.9)	—	(14.0)
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(10.4)	(1.4)	(21.4)	5.8	(0.8)	(28.2)
Income before income taxes	$3,324.2	$87.9	$262.1	$10.1	$(54.5)	$3,629.8
Summary Cash Flow Information
Cash provided by (used in) operating activities	$276.1	$(340.6)	$96.2	$(58.2)	$(8.0)	$(34.5)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other Adjustments column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$5,207.6	$—	$—	$—	$—	$5,207.6
Land/lot sales and other	14.5	177.9	—	8.9	(175.5)	25.8
Financial services	—	—	156.6	—	—	156.6
	5,222.1	177.9	156.6	8.9	(175.5)	5,390.0
Cost of sales
Home sales (3)	4,082.3	—	—	—	(16.8)	4,065.5
Land/lot sales and other	10.2	157.0	—	—	(153.0)	14.2
Inventory and land option charges	4.9	0.1	—	—	—	5.0
	4,097.4	157.1	—	—	(169.8)	4,084.7
Selling, general and administrative expense	415.1	11.2	93.9	7.1	0.2	527.5
Other (income) expense	(0.2)	(0.7)	(6.1)	2.4	—	(4.6)
Income (loss) before income taxes	$709.8	$10.3	$68.8	$(0.6)	$(5.9)	$782.4

	Nine Months Ended June 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other	Eliminations and Other Adjustments (2)	Consolidated
	(In millions)
Revenues
Home sales	$13,434.2	$—	$—	$—	$—	$13,434.2
Land/lot sales and other	49.7	584.3	—	27.2	(548.6)	112.6
Financial services	—	—	364.0	—	—	364.0
	13,483.9	584.3	364.0	27.2	(548.6)	13,910.8
Cost of sales
Home sales (3)	10,569.2	—	—	—	(34.4)	10,534.8
Land/lot sales and other	34.9	509.8	—	—	(477.6)	67.1
Inventory and land option charges	17.3	0.5	—	—	—	17.8
	10,621.4	510.3	—	—	(512.0)	10,619.7
Selling, general and administrative expense	1,135.3	32.8	257.7	23.9	0.4	1,450.1
Gain on sale of assets	—	(0.1)	—	(59.4)	—	(59.5)
Other (income) expense	(9.7)	(4.8)	(17.7)	5.8	—	(26.4)
Income before income taxes	$1,736.9	$46.1	$124.0	$56.9	$(37.0)	$1,926.9
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,157.0	$(205.7)	$(347.7)	$2.1	$(16.8)	$588.9
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts primarily represent the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other Adjustments column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,158	$766.3	2,803	$837.8	8,079	$2,702.3	7,393	$2,188.3
Midwest	789	327.2	1,374	483.8	3,814	1,494.8	3,514	1,245.5
Southeast	5,843	1,956.6	6,991	1,920.0	22,323	6,992.7	17,381	4,746.7
South Central	5,897	1,826.8	6,644	1,693.5	21,161	6,039.7	16,558	4,226.7
Southwest	830	315.8	1,017	285.4	3,050	1,042.8	2,626	752.8
West	2,435	1,256.2	2,690	1,116.8	7,002	3,441.6	7,260	3,147.9
	17,952	$6,448.9	21,519	$6,337.3	65,429	$21,713.9	54,732	$16,307.9

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	3,077	$1,032.6	2,500	$735.2	8,338	$2,698.4	6,281	$1,835.1
Midwest	1,371	514.2	1,053	372.7	3,755	1,394.1	2,743	963.6
Southeast	7,456	2,276.4	5,921	1,627.8	20,748	6,095.9	14,983	4,092.5
South Central	6,222	1,705.1	5,397	1,375.6	17,598	4,681.4	13,344	3,390.8
Southwest	946	291.0	750	213.8	2,526	766.3	2,093	609.5
West	2,516	1,220.8	2,021	882.5	7,063	3,273.1	5,696	2,542.7
	21,588	$7,040.1	17,642	$5,207.6	60,028	$18,909.2	45,140	$13,434.2

SALES ORDER BACKLOG

	As of June 30,
	2021		2020
	Homes	Value	Homes	Value
East	3,324	$1,141.2	3,028	$929.3
Midwest	2,075	832.3	1,834	646.6
Southeast	9,831	3,275.3	6,675	1,873.7
South Central	11,601	3,467.0	7,380	1,920.0
Southwest	2,529	872.7	1,348	384.8
West	2,849	1,433.7	2,940	1,259.4
	32,209	$11,022.2	23,205	$7,013.8

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY

	As of June 30, 2021			As of September 30, 2020
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
East	12,800	78,100	90,900	11,300	50,500	61,800
Midwest	8,400	29,600	38,000	8,000	17,800	25,800
Southeast	25,600	139,700	165,300	28,700	95,700	124,400
South Central	47,200	93,300	140,500	40,100	65,200	105,300
Southwest	7,000	16,100	23,100	7,200	7,600	14,800
West	22,900	36,400	59,300	17,300	27,500	44,800
	123,900	393,200	517,100	112,600	264,300	376,900
	24%	76%	100%	30%	70%	100%
_____________
(1)Lots controlled at June 30, 2021 included approximately 39,400 lots owned or controlled by Forestar, 21,500 of which our homebuilding divisions have under contract to purchase and 17,900 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2020 included approximately 30,400 lots owned or controlled by Forestar, 14,000 of which our homebuilding divisions had under contract to purchase and 16,400 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	June 30, 2021	September 30, 2020
East	5,600	4,900
Midwest	3,700	2,600
Southeast	14,600	11,500
South Central	15,500	12,600
Southwest	3,000	1,800
West	4,900	4,600
	47,300	38,000
_____________
(1)Homes in inventory exclude 1,300 and 600 homes related to our single-family rental operations at June 30, 2021 and September 30, 2020, respectively, and also exclude approximately 1,800 model homes at both dates.